UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 30, 2009 (Date of report)

CARACO PHARMACEUTICAL LABORATORIES, LTD.
(Exact name of registrant as specified in its charter)

Michigan	1-31773	38-2505723
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1150 Elijah McCoy Drive, Detroit, Michigan 48202
(Address of principal executive offices)

(313) 871-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

As of July 30, 2009, registrant issued 1,088,000 shares of common stock to Sun Pharma Global, Inc. (“Sun Global”) as a result of the conversion by Sun Global of 1,088,000 shares of Series B Preferred Stock.  544,000 shares of Series B Preferred Stock were originally issued to Sun Global on each of July 10, 2006 and July 28, 2006 in connection with the transfer of one product on each such date pursuant to registrant’s products agreement with Sun Global dated November 21, 2002.

The Series B Preferred Stock may be converted into common stock on a one-for-one basis after three years from the date of issuance or following a person (other than Sun Pharmaceutical Industries Limited and its affiliates) acquiring control of registrant.

The common stock was issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

Date: August 6, 2009	By: /s/ Jitendra N. Doshi
Jitendra N. Doshi
Chief Executive Officer